Exhibit 10.2

Emergency Economic Stabilization Act Acknowledgement and Agreement

This Acknowledgement and Agreement applies to (1) the revised Change in Control Agreement between Provident Bankshares Corporation and the Executive named below, effective January 1, 2009, and (2) any bonus or incentive compensation arrangement for the Executive.

The Emergency Economic Stabilization Act of 2008 (“EESA”) may restrict compensation paid to “senior executive officers” during the period that the United States Treasury holds equity or debt positions of a financial institution resulting from a purchase under the “Troubled Asset Relief Program” or the “Capital Purchase Program”. EESA also may prohibit or restrict “golden parachute payments” to senior executive officers during that period.

Provident Bank may elect to participate in the Troubled Asset Relief Program and/or the Capital Purchase Program.

The undersigned Executive may be considered a “senior executive officer”, bonus and incentive compensation for the Executive may be subject to the EESA prohibitions/restrictions, and payments under the Change in Control Agreement may constitute “golden parachute payments” that are subject to the prohibitions/restrictions. Further guidance from the Treasury Department and other federal government agencies is required before these issues can be resolved.

By signing below, the Executive acknowledges and agrees that certain benefits promised under the revised Change in Control Agreement and any bonus and incentive compensation plans may need to be prohibited or restricted to the extent required by EESA.

Under the Capital Purchase Program, the Executive must give the United States Treasury a waiver releasing any claims the Executive may have as a result of Treasury regulations that modify the terms of benefit plans, arrangements and agreements so as to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of EESA. By signing below, the Executive agrees to grant such waiver to the extent required by EESA.

WITNESS:	EXECUTIVE:

Name:
Title: